Exhibit 10.3

FIRST PRIORITY OPEN PLEDGE AGREEMENT OVER CREDIT RIGHTS DERIVED FROM HYDROCARBON COMMERCIAL SALES AGREEMENTS

1.
Edgar Louis Dyes of age, domiciled in the city of Bogota, identified with I.D. no. 223.325 issued in Bogota, acting on behalf of SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED (hereinafter the “PLEDGOR”), a corporation organized and existent under the laws of the Cayman Islands, in his capacity of [---], duly authorized to execute this Pledge Agreement, as evidenced in the PLEDGOR’s Board of Director’s Resolution dated August 24, 2009, a copy of which is here enclosed and is integral part of this Pledge Agreement, and;

2.
Martin Revoredo and Roderick L. Fraser of age, acting in name and representation of STANDARD BANK PLC (hereinafter the “PLEDGEE”), a company duly organized and existent under the laws of England and Wales (Company No. 2130447) and having its registered office at Canon Bridge House, 25 Dowgate Hill, London EC4R 2SB, with main domicile in the United Kingdom, have executed the following Open Pledge Agreement (hereinafter the “Pledge Agreement”)  in their capacities as director and executive director:

A. WHEREAS an AMENDED AND RESTATED CREDIT AGREEMENT dated  August 24,  2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Credit Agreement), was executed among GRAN TIERRA ENERGY COLOMBIA, LTD (formerly Argosy Energy International), ARGOSY ENERGY LLC (formerly Argosy Energy Corp.), a limited liability company organized under the laws of the State of Delaware (Registered No. 3234977), the PLEDGOR, SOLANA RESOURCES LIMITED, a limited company organized under the laws of Province of Alberta, Canada, GRAN TIERRA ENERGY CAYMAN ISLANDS INC., a corporation organized under the laws of the Cayman Islands (the “Borrower”), each of the Banks party thereto from time to time; and STANDARD BANK PLC as Issuing Bank, Arranger and as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) by means of which a loan facility for a sum of up to US$200,000,000 was granted by the Banks to the Borrower on the terms and subject to the conditions set forth therein

B. WHEREAS the PLEDGOR is a company dedicated to the exploration and production of hydrocarbons in Colombia and in order to develop its corporate purpose has established in Colombia a  branch denominated SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED, located in Bogotá D.C., duly registered before Bogotá’s Chamber of Commerce (hereinafter the “Branch”), as evidenced in the certificate issued by said entity, which will be attached to this Pledge Agreement and forms integral part thereof

C. WHEREAS for the fulfillment of its purpose, the PLEDGOR has and will enter into different Hydrocarbon Commercial Sales Agreements (as defined below);

D. WHEREAS in order to secure the prompt payment and performance in full of the Secured Obligations, the Parties have agreed to execute this Pledge Agreement in virtue of which the PLEDGOR hereby creates an open pledge, in favor of PLEDGEE, over all rights described in the First Clause of this Pledge Agreement.

NOW, THEREFORE, the parties agree to enter this Pledge Agreement governed by the following clauses:

FIRST CLAUSE. PURPOSE: PLEDGOR hereby creates a first priority open pledge, in favor of PLEDGEE over all the present and future rights, titles and interests of PLEDGOR or its Branch to receivables and credits payable from time to time by the buyers under the Crude Oil Commercial Sales Agreements executed until the moment of this Pledge, which are listed and identified in Annex 1, and those entered into by the PLEDGOR or its Branch in the future, but limited to those included in the definition of “Offtake Agreements” under the Credit Agreement (collectively, the “Hydrocarbon Commercial Sales Agreements”).

The pledge created hereunder, includes the rights of PLEDGOR or its Branch, directly or indirectly to receive under the Hydrocarbon Commercial Sales Agreements any of the following (collectively “Pledged Assets”): (i) the full price of the hydrocarbons agreed between PLEDGOR and the buyers (ii) all the default interest derived by the PLEDGOR from the Hydrocarbon Commercial Sales Agreements, if any; (iii) all the fines, compensations or indemnifications of any nature to which PLEDGOR may be entitled to by virtue of breaches of the Hydrocarbon Commercial Sales Agreements; (iv) all the indemnifications paid by insurance companies or banks, to which PLEDGOR is entitled to, derived from or related to the Hydrocarbon Commercial Sales Agreements; and (v) all and any other amounts to which PLEDGOR may be entitled to by virtue of the Hydrocarbon Commercial Sales Agreements

SECOND CLAUSE. SECURITY FOR OBLIGATIONS: The pledge created by means of this Pledge Agreement is an open pledge, that secures the payment and performance in full by the Obligors of all principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank from, and Reimbursement Obligations in respect of Letters of Credit issued for the account of, and the Designated Hedging Obligations of, the Borrower and all other amounts from time to time owing to the Secured Parties by the Borrower under the Credit Agreement, under the Notes, under each Designated Hedging Agreement and by any other Obligor under any of the other Loan Documents to which such Obligor is a party, in each case strictly in accordance with the terms hereof and thereof (hereinafter the “Secured Obligations”).

Notwithstanding the above, the Parties hereto agree that the amount of the Secured Obligations will correspond to the sum of up to USD$200,000,000 for principal plus any interest and any other costs, expenses, fees, commissions, indemnifications and other amounts due from any Obligor pursuant to the Credit Agreement and the other Loan Documents.

THIRD CLAUSE. COLLECTIONS: All and any payments denominated in US Dollars to be made under the Hydrocarbon Commercial Sales Agreements shall be made by the relevant buyers by means of transference and deposit of those payments in the bank account named “---”, Account Number [---], [Country]1, opened by PLEDGOR with [---] Bank (the “ Collection Account”) to the fullest extent permitted under applicable Colombian law.

 The PLEDGEE will only be able to enforce the security granted under this Pledge Agreement following the established procedures in Colombian legislation and any other regulation, as well as any of the following events: (i) when an Event of Default occurs, (ii) when a default occurs under this Pledge Agreement or (iii) any representation or warranty made by the Pledgor under this Pledge Agreement proves to be false, inaccurate or incorrect.

FOURTH CLAUSE. SERVICES AND INSTRUCTIONS: PLEDGOR shall notify in writing the buyers under the Hydrocarbon Commercial Sales Agreements existing on the date of this Pledge Agreement, within the three (3) working days following the date of execution of this Pledge Agreement, in the manner indicated in Annex No. 2 to this Pledge Agreement, that from the date on which this Pledge Agreement is entered into all the rights of PLEDGOR to receive payments under the Hydrocarbon Commercial Sales Agreements have been pledged in favor of PLEDGEE. Additionally, PLEDGOR shall instruct irrevocably the buyers under the Hydrocarbon Commercial Sales Agreements to make all the US Dollars payments derived from the Hydrocarbon Commercial Sales Agreements, through a transfer and deposit of those payments in the  Collection Account in accordance with the provisions of the FOURTH CLAUSE.  Such instructions shall be irrevocable by the PLEDGOR from and after the date of the issuance thereof unless otherwise agreed to by the PLEDGEE.  For each Hydrocarbon Commercial Sales Agreement entered into after the date of this Pledge Agreement, PLEDGOR shall similarly notify the relevant buyer and the Collection Account bank in accordance with the procedures set forth in the preceding provisions of this FOURTH CLAUSE regarding Hydrocarbon Commercial Sales Agreements existing on the date of this Pledge Agreement.

1 The account to be used as the US Collection account will be the same account opened by Solana with BNP under the Solana / BNP credit agreement.

FIFTH CLAUSE. ADDITIONAL OBLIGATIONS: In addition to the obligations stipulated in all other clauses of this Pledge Agreement and in any applicable regulations, PLEDGOR undertakes the following specific obligations: (i) be liable for the existence, validity and duly and timely compliance with the Hydrocarbon Commercial Sales Agreements, (ii) abstain from fully or partially assigning, selling, transferring or executing any other type of agreement which will in any form affect its participation in the Hydrocarbon Commercial Sales Agreements or the rights derived there from without prior, specific and written authorization of the PLEDGEE; (iii) promptly inform PLEDGEE about any breach of the Hydrocarbon Commercial Sales Agreements regardless of its cause, by PLEDGOR or buyers; (iv) maintain in force and without any liens or limitations all its rights under the Hydrocarbon Commercial Sales Agreements other than Permitted Liens; and (v) promptly inform PLEDGEE about any claim, lawsuit, seizure or precautionary measure of any nature instituted or intended to be instituted by any person in regards to the rights of PLEDGOR under the Hydrocarbon Commercial Sales Agreements (vi) PLEDGOR is obliged to provide to PLEDGEE copy of all of the Hydrocarbon Commercial Sales Agreements executed to date, or any future Agreements executed, which are pledged under this Pledge Agreement, within the following two (2) working days of the execution of this Pledge Agreement, or within the following two (2) working days from the execution of the Hydrocarbon Commercial Sales Agreement, as applicable as well as to keep the documents in the offices located in Bogota D.C. (vii) not to modify, amend or renegotiate the instructions and the form of payment under the Hydrocarbon Commercial Sales Agreements, unless such re negotiation increases, in US Dollars, the returned percentages; consequently the amendments to the Hydrocarbon Commercial sales agreements may not increase the returned percentage in Colombian pesos.

SIXTH CLAUSE. TERM: This Pledge Agreement will have the same term as the Credit Agreement, which is until February 22, 2010, or any of its extensions in accordance to the Credit Agreement. However, this pledge will serve as a security for the Secured Obligations until they are cancelled in full. Once all of the Secured Obligations have been paid or discharged in full, the PLEDGOR will be entitled, at its sole cost and expense, to receive from the PLEDGEE the execution of a document canceling the pledge created under this Pledge Agreement; provided always that if any payment in respect of the Secured Obligations is avoided or reduced as a result of the insolvency of the PLEDGOR or any analogous event, such pledge shall to the fullest extent permitted by law be reinstated as if the payment and discharge of the Secured Obligations had not occurred, and the liability of the PLEDGOR will continue as if the payment in respect of the Secured Obligations had not occurred, and the PLEDGEE shall be entitled to recover the amount of such payment from the PLEDGOR as if such payment had not been made.

SEVENTH  CLAUSE. REPRESENTATIONS AND WARANTEES: PLEDGOR hereby represents and warrants in favor of the PLEDGEE, the following:

(i)
That all the rights of PLEDGOR under the Hydrocarbon Commercial Sales Agreements are of its exclusive property, have not been previously assigned or transferred and are free from any seizures, pledges, lawsuits, and in general from any other types of liens and limitations to ownership other than Permitted Liens.

(ii)
That each of the Hydrocarbon Commercial Sales Agreements is valid and binding upon each of PLEDGOR and the buyers and enforceable against each of them, in accordance with the terms and conditions stipulated therein.

(iii)	That PLEDGOR has no knowledge of any fact or event that could imply or produce a breach of the Hydrocarbon Commercial Sales Agreements.

(iv)	That it is legally empowered to enter into and perform this Pledge Agreement and that for its execution and performance there are no legal, contractual or statutory restrictions applicable to PLEDGOR

(v)
That all the actions and conditions (statutory or of any other type) required for the execution and performance of this Pledge Agreement, have been duly and fully obtained, performed, fulfilled with and satisfied.

(vi)	That this Pledge Agreement creates valid and binding obligations upon PLEDGOR enforceable against it, according to the terms and conditions provided herein.

(vii)
That except for the authorizations already received, the entering into and perfecting of this Pledge Agreement as well as its compliance and performance, does not breach or imply a non-compliance, neither requires any consent or authorization under: (a) the constituent documents of PLEDGOR; (b) any law, decree, resolution, agreement, order, judicial decision, writ, administrative decision, license or permit applicable to PLEDGOR or to which PLEDGOR is bound, or (c) any contract or document to which PLEDGOR is a party or is obligated.

EIGHTH CLAUSE. EXPENSES AND TAXES: All the expenses and taxes that may be caused or derived from the execution and compliance of this Pledge Agreement shall be fully assumed and paid by PLEDGOR. Moreover, the PLEDGEE represents, warrants and declares that this Pledge Agreement requires no registration before any authority in Colombia.

NINTH CLAUSE. COSTS AND FEES: The expenses and costs to be incurred by PLEDGEE in case this pledge is made effective, including lawyer’s fees, will be fully assumed by PLEDGOR.

TENTH CLAUSE. APPLICABLE LAW: This Pledge Agreement is governed by, and shall be construed and interpreted in accordance with, the laws of the Republic of Colombia.

ELEVENTH CLAUSE. USE OF SPANISH LANGUAGE: The Spanish text of this Pledge Agreement shall be controlling in all cases,.

TWELFTH CLAUSE. NOTICES: Any message, notification or summon required, demanded or permitted by this Pledge Agreement to be delivered to PLEDGOR or PLEDGEE shall be made in writing and shall be given in accordance with Section 12.02 of the Credit Agreement:

THIRTEENTH CLAUSE. MISCELLANEOUS:

(a)
Each agreement, representation, warranty, and covenant contained or referred to in this Pledge Agreement shall survive any investigation at any time made by the PLEDGOR and shall survive any disbursement under the loans, except for changes permitted hereby and, except as otherwise provided in this article, shall terminate only when all amounts due or to become due under the Credit Agreement are indefeasibly paid.

(b)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)
No failure or delay by PLEDGEE in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise impair any of its other rights, powers, or remedies. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy. No waiver of any right, power, or remedy by PLEDGEE shall be effective unless given in writing by PLEDGEE.

(d)
If any provision, term, obligation or prohibition of this Pledge Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, then to the fullest extent permitted by law, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the other provisions of this Pledge Agreement and shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction. Moreover the aforementioned provision, term, obligation or prohibition  can only be modified in case in which it is strictly necessary for the performance of the agreement in accordance with the intention of the parties.

(e)
This Pledge Agreement and the other Loan Documents embodies the entire understanding of the Parties and supersedes all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof. The provisions of this Pledge Agreement and of its Annexes may be waived, supplemented, or amended only by an instrument in writing signed by the Parties hereto.

(f)	This Pledge Agreement may only be amended by written consent, duly signed by the Parties’ authorized representatives.

In witness whereof, this Agreement is signed in multiple original copies, of the same contents on August 24, 2009 by:

SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED

Firma:  /s/ Edgar Louis Dyes
Nombre: Edgar Louis Dyes
C.E.:        223.325
Poisicion: Representante Legal Principal

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name:	Martin Revoredo
Title:	Director

By:	/s/ Roderick L. Fraser
Name:	Roderick L. Fraser
Title:	Global Head of Oil & Gas, Renewables

ANNEX 1
HYDROCARBON PURCHASE AGREEMENTS
SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED

PURPOSE	BLOCK/ CONTRACT	PARTIES	NET PARTICIPATION OF SOLANA	EXECUTION DATE	TERMINATION DATE
Hydrocarbons produced in the Chaza block.	Chaza	Ecopetrol S.A. / Solana	50%	February 12, 2009	December 31, 2009

Hydrocarbons produced in the Inchiyaco-1 well and in Guayuyaco Association Contract.	Association Contract Guayuyaco	Ecopetrol S.A. / Gran Tierra Energy Limited	35%	January 12, 2009	December 31, 2009

ANNEX NO. 2

FORM OF NOTIFICATIONS AND INSTRUCTIONS TO [BUYER] AND ANY OTHER OFFTAKER PURCHASING HYDROCARBONS FROM SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED

Bogotá, _________of _________ 2009

Messrs.
[BUYER]
Attention: (           )
(Address)

Dear sirs:

We refer to the Hydrocarbon Commercial Sales Agreement entered into by between SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED and [buyer], on [month] [day] of [year].

We are hereby notifying you that by virtue of a pledge agreement entered into on _____________ of 2009 by SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED, a corporation organized and existent in accordance to the laws of the Cayman Islands (hereinafter the “PLEDGOR”) and STANDARD BANK PLC a company organized and existent in accordance to the laws of England and Wales a first priority open pledge over all the rights of PLEDGOR to receive payments under the Hydrocarbon Commercial Sales Agreement referred in the first paragraph above.

The above referred pledge includes all the rights of the PLEDGOR to receive price, interests, fines, indemnifications or compensations of any nature, and other credit rights derived from the Hydrocarbon Commercial Sales Agreement.

In conformity with the mentioned pledge, we are irrevocably instructing [BUYER] to deposit all and any amounts to which the PLEDGOR may be entitled to under or as consequence of the Hydrocarbon Commercial Sales Agreement paid in US Dollars, in the bank account named [“---”], Account Number [---], maintained with STANDARD BANK PLC in [---], [---], [COUNTRY] (the “Collection Account”) to the fullest extent permitted under applicable Colombian law; and

For the avoidance of doubt, the instructions granted by the PLEDGOR by virtue of this communication are irrevocable and can only be amended or modified with the express prior consent of the PLEDGEE.

Please return a copy of this letter, duly signed in sign of acceptance.

Best regards,

SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED

_________________________

Name:
ID:
Title:

Served upon and accepted:

[BUYER] ..

________________________

Name:
ID:
Title: